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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 11, 1998 (except with respect to the matters discussed in the second paragraph of Note 12 and Note 14, as to which the dates are December 30, 1998 and March 4, 1999) included in Argosy Education Group, Inc.'s Registration Statement (No. 333-70747) filed on Form S-1 and to all references to our Firm included in this registration statement.


                                                 /s/ Arthur Andersen LLP

                                                 ARTHUR ANDERSEN LLP


Chicago, Illinois
April 30, 1999